UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2006

DISCOVERY PARTNERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

9640 Towne Centre Drive
San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 455-8600

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 4, 2006, Discovery Partners International, Inc. (the “Company”) issued a press release announcing, among other things, its financial results for the quarter ended March 31, 2006. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

The information in this Item 2.02 and Item 9.01, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 2.06 Material Impairments.

On May 2, 2006, in connection with the financial statement close process, management of the Company determined that an impairment charge was required, and the Company recorded a non-cash impairment charge of $3.2 million, representing long-lived assets, consisting primarily of property, plant and equipment, of certain operating units. The inherent risk in maintaining ongoing operations with our employee and customer base and the reduced probability of entering into drug discovery collaborations while concurrently pursuing various strategic transactions (including the Company’s proposed merger with Infinity Pharmaceuticals, Inc.) required the evaluation of impairment of the Company’s long-lived assets. We considered all available evidence and developed estimates of the future cash generating capacity and the future expenditures associated with the various operating asset groups. The results indicated that more than one operating asset group are expected to generate negative cash flows and would not recover their carrying value. Therefore, the fair value of these long-lived assets was deemed to be zero. We believe there are currently one or more viable alternatives that would not lead to a loss on the recoverability of the remaining long-lived assets at March 31, 2006.

Item 8.01 Additional Information about the Merger and Where to Find It

In connection with the proposed merger described herein, The Company will file a registration statement on Form S-4 that contains a proxy statement/prospectus with the SEC. Investors and security holders of the Company and Infinity Pharmaceuticals, Inc. are urged to read the proxy statement/prospectus (including any amendments or supplements to the proxy statement/prospectus) regarding the proposed transaction when it becomes available because it will contain important information about the Company, Infinity, and the proposed transaction. Security holders will be able to obtain a copy of the proxy statement/prospectus, as well as other filings containing information about the Company and Infinity, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus can also be obtained, without charge, by directing a request to Discovery Partners International, Inc., 9640 Towne Centre Drive, San Diego, CA 92121, Attention: Investor Relations, Telephone: (858) 455-8600.

Participants in the Solicitation

The Company and its directors and executive officers and Infinity and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger of the Company with Infinity. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2006. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at the Company at the address described above.

Item 9.01. Financial Statements and Exhibits.

(c)                                  Exhibits

99.1	Press release dated May 4, 2006 of Discovery Partners International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY PARTNERS INTERNATIONAL, INC.

Dated: May 5, 2006	By:	/s/ Craig Kussman
	Name:	Craig Kussman
	Title:	Chief Financial Officer, Senior Vice President, Finance and Administration, Secretary

INDEX TO EXHIBITS

99.1	Press release dated May 4, 2006 of Discovery Partners International, Inc.